Exhibit 99.3
CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC
Board of Directors
Frontier Oil Corporation
10000 Memorial Drive, Suite 600
Houston, Texas 77024-3411

RE:	Joint Proxy Statement/Prospectus of Frontier Oil Corporation (“Frontier”) and Holly Corporation (“Holly”) which forms part of Amendment No. 1 to the Registration Statement on Form S-4 of Holly (the “Registration Statement”).
     Members of the Board:
     We hereby consent to the inclusion of our opinion letter, dated February 21, 2011, to the Board of Directors of Frontier as Annex D to the Joint Proxy Statement/Prospectus included in Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Amendment No. 1 to the Registration Statement under the headings “SUMMARY—Opinions of Frontier’s Financial Advisors,” “THE MERGER—Background of the Merger,” “THE MERGER—Frontier’s Reasons for the Merger; Recommendation of the Frontier Board of Directors” and “THE MERGER—Opinions of Frontier’s Financial Advisors—Opinion of Credit Suisse Securities (USA) LLC.” The foregoing consent applies only to Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any other amendments or supplements thereto and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
     In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Dated: April 27, 2011
/s/ CREDIT SUISSE SECURITIES (USA) LLC